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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    ---------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 26, 2002



                                 RES-CARE, INC.
               (Exact Name of Registrant as specified in Charter)


   Kentucky                         0-20372                   61-0875371
(State or other                   (Commission               (IRS Employer
 jurisdiction of                  File Number)             Identification No.)
 incorporation)


10140 Linn Station Road, Louisville, Kentucky       40223
(Address of principal executive offices)          (Zip code)


                                 (502) 394-2100
              (Registrant's telephone number, including area code)

                                       N/A
         (Former name or former address, if changed since last report.)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

Items 1, 2, 3, 4, 6, and 8 are not applicable and are omitted form this Report.

Item 5.  Other Events

On March 26, 2002, Res-Care, Inc. announced that it had completed an amendment of its $80 million Senior Secured Credit and Security Agreement. As a result of the amendment, Res-Care was in compliance with all of the financial covenants of the agreement as of December 31, 2001. A copy of Res-Care's press release is attached as Exhibit 99.1 to this report.

On March 28, 2002, Res-Care announced that Ralph G. Gronefeld has been appointed as President of Res-Care's Division for Persons with Disabilities. A copy of Res-Care's press release is attached as Exhibit 99.2 to this report.


Item 7.  Financial Statements, Pro Forma Financial
                  Information and Exhibits.

              (a)  Financial Statements of Business Acquired.

                   Not applicable.

              (b)  Pro Forma Financial Information.

                   Not applicable.

              (c)  Exhibits.

         The following exhibits are filed with this Report on Form 8-K:

REGULATION S-K
EXHIBIT NUMBER             EXHIBIT

         99.1      Press Release dated March 26, 2002
         99.2      Press Release dated March 28, 2002

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



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                                            RES-CARE, INC.


Date: March 29, 2002                        By /s/ Ronald G. Geary
                                               --------------------------------
                                               Ronald G. Geary
                                               Chairman, CEO and President



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